SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2005

United Financial, Inc.

(Exact name of Registrant as specified in its charter)

North Carolina	000-50018	55-0796470
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

1128 South Main Street, Graham, North Carolina 27253

(Address of principal executive offices)

Registrant’s telephone number, including area code (336) 226-1223

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 11, 2005, United Financial, Inc. (the “Registrant”) issued a press release (the “Press Release”) to report results for the quarter and year ended December 31, 2004. The Press Release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 2.02. The Press Release reported that the Registrant’s net income (unaudited) for the three and twelve months ended December 31, 2004 decreased to $31,000 and $227,000, respectively, compared to $104,000 and $724,000 for the same periods in 2003. Earnings for 2004 include gains from the sale of investments of $122,000, compared with $215,000 in 2003. The Registrant’s assets at December 31, 2004 increased to $147 million compared with $131 million at December 31, 2003. The Registrant’s shareholders’ equity was approximately $10.5 million at both December 31, 2004, and 2003. For the three and twelve month periods ended December 31, 2004, net interest income increased to $1.14 million and $4.3 million, respectively, from $1.05 million and $3.8 million during the same periods in 2003. For the three and twelve month periods ended December 31, 2004, non-interest income increased to $274,000 and $1.1 million, respectively, from $166,000 and $1 million during the same periods in 2003. For the three and twelve month periods ended December 31, 2004, non-interest expense increased to $1.3 million and $4.6 million, respectively, from $1.1 million and $3.9 million during the same periods in 2003.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated February 11, 2005

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current belief and expectations of Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Registrant’s control).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FINANCIAL, INC.

By:	/s/ William M. Griffith, Jr.
William M. Griffith, Jr.
President and Chief Executive Officer

Dated: February 16, 2005

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release

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